Exhibit 10.5

[Form of Letter Agreement for Officers and Directors and Certain Other
Stockholders of Trian Acquisition I Corp.]

[          ], 2008

Trian Acquisition I Corp.
280 Park Avenue, 41st Floor
New York, New York 10017

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
As Representatives of the several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

          Re: Initial Public Offering of Trian Acquisition I Corp.

Ladies and Gentlemen:

     This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [ ], 2008 (the “Underwriting Agreement”), by and between Trian Acquisition I Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc. (“Deutsche Bank”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock.

     Trian Acquisition I, LLC (the “Sponsor”) has purchased from the Company (i) 21,562,500 Units (the “Sponsor Units”) pursuant to a Unit Subscription Agreement dated as of October 29, 2007 and (ii) 10,000,000 Warrants (the “Sponsor Warrants”) pursuant to an Amended and Restated Sponsor Warrant Purchase Agreement dated as of January 3, 2008. The terms of the Warrants are set forth in the Second Amended and Restated Warrant Agreement dated as of January [ ], 2008 (the “Warrant Agreement”), by and between the Company and American Stock Transfer & Trust Company. On December 31, 2007, the Sponsor transferred 1,775,000 shares of Common Stock included in the Sponsor Units to certain officers and directors of the Company and other related parties.

     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned as an officer, director and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

     1.     Approval of Business Combination or Extension Period. The undersigned agrees that in connection with any vote of the stockholders of the Company on (i) a proposed extension of the time period within which the Company must consummate a Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof (the “Certificate of Incorporation”)) to up to 30 months or (ii) a proposed Business Combination, he will vote any shares of Common Stock included in (or that were previously part of) the Sponsor Units that are owned directly or indirectly by him in accordance with the majority of votes cast by the holders of shares of Common Stock included in the Units issued in the Initial Public Offering (the “IPO Shares”). The undersigned further agrees that in connection with a stockholder vote to approve a proposed Business Combination, he will vote any such shares in favor of an amendment to the Certificate of Incorporation providing for the Company’s perpetual existence following the consummation of the Business Combination.

     2.     Liquidation; Waiver of Claims. (a) In the event that the Company fails to consummate a Business Combination within 24 months (or up to 30 months if the public stockholders approve an extension pursuant to the terms of the Certificate of Incorporation) after the date of the final prospectus included in the Registration Statement on Form S-1 relating to the Initial Public Offering (the “Registration Statement”), the undersigned will take all reasonable actions within his power to (i) cause the Trust Account (as defined in the Certificate of Incorporation) to be liquidated and the proceeds distributed to the holders of the IPO Shares as soon as reasonably practicable and (ii) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”), in each case in accordance with the terms of the Certificate of Incorporation and all applicable laws.

           (b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions as a result of such liquidation of the Company with respect to any shares of Common Stock included in (or that were previously part of) the Sponsor Units that are owned directly or indirectly by him.

          3. Business Combination Opportunities. In order to minimize potential conflicts of interest that may arise from multiple affiliations, the undersigned agrees, until the earliest of the consummation of a Business Combination, 24 months (or up to 30 months if the public stockholders approve an extension) after the date of the final prospectus included in the Registration Statement and such time as the undersigned ceases to be an officer or director of the Company, to present to the Company for consideration, prior to presentation to any other entity, any Business Combination opportunity involving the potential acquisition by the Company of a controlling interest (whether through the acquisition of a majority of the voting equity interests of the target or through other means described in the final prospectus included in the Registration Statement) in a company that is not publicly traded on a stock exchange or over-the-counter market with an enterprise value of between $750 million and $3 billion, subject to (i) any fiduciary duties or contractual obligations the undersigned may have currently or in the future in respect of Trian Partners (as defined below) and any companies in which Trian Partners invests and (ii) any other pre-existing fiduciary duties or contractual obligations the undersigned may have. [This Paragraph 3 to be included only in letter agreements with officers and management directors]

     4.     Transfer Restrictions. The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “transfer”), directly or indirectly, any Sponsor Units or any shares of Common Stock or Warrants included in (or that were previously part of) the Sponsor Units (including the Common Stock issuable upon exercise of such Warrants) that he currently owns or may acquire hereafter from the date hereof until 180 days following the date of the consummation of a Business Combination, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 4 after the date hereof shall be subject to the condition that the Permitted Transferee shall have agreed in writing to be bound by the terms of Paragraphs 1, 2, 4 and 7 hereof.

           “Permitted Transferee” means (i) the Company, any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, the Sponsor, Trian Partners, any Affiliates of the Company, the Sponsor or Trian Partners and any officers, directors, members and employees of the Sponsor, Trian Partners or such Affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor.“Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended and in effect on the date hereof (the “Securities Act”). “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons. “Trian Partners” means Trian Fund Management, L.P., together with the funds and accounts it and its Affiliates manage.

     5.     Limitation on Compensation. (a) Neither the undersigned nor any Family Member or Affiliate of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee, consulting fee or any other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination, other than (i) reimbursement for any out-of-pocket expenses relating to the Initial Public Offering, the performance of his duties as an officer or director and identifying, investigating and consummating a Business Combination, (ii) by virtue of ownership of Sponsor Units, Sponsor Warrants or any securities included in or issuable upon exercise of such securities and (iii) pursuant to the letter agreement dated as of the date hereof, between the Company and Trian Fund Management, L.P., relating to the provision of administrative services to the Company.

           (b) Neither the undersigned nor any Family Member or Affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation (other than by virtue of ownership of Sponsor Units, Sponsor Warrants or any securities included in or issuable upon exercise of such securities) or fees from any other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following such Business Combination.

     6.     Representations and Warranties. The undersigned represents and warrants that:

           (a) Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

          (b) He is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (c) He has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

          (d) He has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

          (e) He has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement.

          (f) He is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

          (g) The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the material information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act.

          (h) The undersigned’s questionnaires furnished to the Company and the Underwriters and attached hereto as Exhibit B are true and accurate in all material respects. [Subsections (g) and (h) of this Paragraph 6 to be included only in letter agreements with officers and directors]

     7.     The undersigned agrees that he will not propose any amendment to Articles II, V or VI of the Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend such provisions, other than in connection with a proposed Business Combination or a proposed extension of the time period within which the Company must consummate a Business Combination to up to 30 months, without the affirmative vote of at least 95% of the IPO Shares. [This Paragraph 7 to be included only in letter agreements with officers and directors]

     The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

     This letter agreement shall be binding on the undersigned and such person’s successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination, and provided further that paragraph 2 of this letter agreement shall survive a termination pursuant to clause (ii).

     This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Remainder of Page Intentionally Left Blank]

[Name]

_____________________
Title:

Accepted and agreed:

TRIAN ACQUISITION I CORP.

By: _______________________
      Name:
      Title:

Exhibit A

[Biographical Information Furnished to the Company]

Exhibit B

[Questionnaires Furnished to the Company and the Underwriters]